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                                                                  EXHIBIT 10.50




                         SECURITIES PURCHASE AGREEMENT


                                 by and among


                             TAG-IT PACIFIC, LLC.


                                      and


                     THE CRUTTENDEN ROTH BRIDGE FUND, LLC


                         Dated as of December 31, 1997


                       Senior Subordinated Secured Note
                     Warrants to Purchase Membership Units


                             CRUTTENDEN ROTH, INC.
                                Placement Agent

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                         SECURITIES PURCHASE AGREEMENT


     This Securities Purchase Agreement (the "Agreement") is entered into as of December 31, 1997 by and between Tag-It Pacific, LLC, a Delaware limited liability company (the "Issuer") and The Cruttenden Roth Bridge Fund, LLC, a California limited liability company ("Purchaser"). In consideration of the mutual promises, representations, warranties, covenants and conditions set forth below, the parties agree as follows:

1.   ISSUANCE OF SECURITIES.

     1.1 AUTHORIZATION. Issuer has duly authorized the issue of (i) Issuer's Senior Subordinated Secured Note (the "Note") in the aggregate principal amount of $220,000, such Note to be in the form of Exhibit A; (ii) a five-year warrant (the "Warrant") to purchase 32,000 shares of Issuer's Membership Units, par value $0 per share ("Issuer Membership Units") at an exercise price per Issuer Membership Unit equal to the greater of (a) 120% of the price indicated on the cover of the final prospectus relating to the Issuer's initial public offering of securities which is registered under the Securities Act of 1933, as amended (the "Initial Public Offering") or (b) $6.00, subject to adjustments set forth therein, which Warrant shall be executed and delivered to the Purchaser within fifteen (15) days from the date hereof (but which shall be deemed issued on the date hereof) and shall be in substantially the same form as the warrant issued to Cruttenden Roth Incorporated and Josephthal & Co., Inc. in connection with the Company's Initial Public Offering, except that the Warrant will contain a provision enabling the Purchaser to exercise the Warrant by means of a "cashless" or "net" exercise; and (iii) the Issuer Membership Units issuable upon exercise of the Warrant. The Note shall mature, bear interest, be payable and otherwise be substantially in the manner provided herein and in Exhibit A. Issuer shall execute and deliver to Purchaser a security agreement in substantially the form of Exhibit B (the "Security Agreement") evidencing Purchaser's security interest in the collateral identified therein (the "Collateral"). The Note and Warrant, and the certificates and other instruments from time to time evidencing the Note and the Warrant, are herein sometimes collectively called the "Securities."

     1.2 PURCHASE AND SALE OF SECURITIES; THE CLOSING. Issuer shall sell to Purchaser and, subject to the terms and conditions hereof, Purchaser shall purchase from Issuer, the Securities at a price equal to $199,980.00, less amounts withheld in accordance with Section 13.1.

     The closing (the "Closing") of such purchase of the Securities shall take place on the date hereof, or at such other time as the parties hereto may mutually agree; provided, however, that if the initial Closing Date shall not have occurred on or prior to December 31, 1997, Purchaser's obligation to purchase and pay for the Note and Warrant, and the Issuer's obligations to sell the Note and Warrant hereunder, shall be terminated and Purchaser and Issuer shall have no liability or further obligations hereunder.

     On the Closing Date, the Issuer will deliver to Purchaser at the offices of Stradling, Yocca, Carlson & Rauth in Newport Beach, California, or at such other place as Issuer and Purchaser may agree, the Note and Warrant, in the name of Purchaser or its nominee, duly executed and dated the Closing Date, against Purchaser's delivery to Issuer of immediately available funds in the amount of the purchase price.

     1.3 PURCHASE AND SALE OF ADDITIONAL SECURITIES. So long as an Event of Default has not occurred and is not continuing, the Issuer shall have the right to cause the Purchaser to purchase additional notes hereunder in the form of the Note, except as provided below with respect to the Convertible Additional Note (each, an "Additional Note"), in increments of $55,000 up to an aggregate principal amount, together with the Note, not to exceed $550,000. In the event that the Issuer desires to exercise such right, the Issuer shall give the Purchaser at least one day prior written notice, which notice shall set forth the principal amount of the Additional Note being sold to the Purchaser. The purchase price for such Additional Note shall equal 90.9% of the aggregate principal amount of the Additional Note sold, and for each $55,000 of the principal amount of each Additional Note so issued to the Purchaser, the Issuer shall also issue a warrant to the Purchaser to purchase the lesser of (i) an additional 7,500 shares of the Issuer Membership Units or (ii) the maximum number of shares of the Issuer Membership Units permitted by the NASD under Article III, Section 1 of the NASD's Rules of Fair Practice (without adjusting the amount of the compensation paid or payable to Cruttenden Roth Incorporated, Josephthal & Co., Inc. and Averil Associates, Inc. in connection with the Issuer's Initial Public Offering or otherwise), which warrant shall be identical in form to the Warrant, except with respect to the date issued and the number of shares of Issuer Membership Units issuable thereunder; PROVIDED, HOWEVER, that the aggregate number of warrants issued to the Purchaser in connection with the sale by the Issuer of the Note and Additional Notes shall not exceed 47,000 warrants. Notwithstanding the foregoing, at such time as the Issuer has sold to the Purchaser Additional Notes in the aggregate principal amount of $330,000, the Issuer shall issue an Additional Note to the Purchaser (the "Convertible Additional Note") which Convertible Additional Note shall provide that the Purchaser may, at its option, convert $1,000 of the principal of such Convertible Additional Note into a warrant to purchase 33,000 Issuer Membership Units, which warrant shall be identical in form to the Warrant, except with respect to the date issued and the number of shares of Issuer Membership Units issuable thereunder. Purchaser shall not be obligated to purchase any Additional Note unless Purchaser shall have received a certificate signed by the President of Issuer, dated the Closing Date relating to such purchase, certifying that all of the conditions precedent to the Purchaser's obligations under Section 3 have been satisfied and that no Event of Default shall have occurred and is continuing on such date.

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     1.4  REPRESENTATIONS OF THE PURCHASER.  Purchaser hereby represents and warrants to Issuer that:

               (a) The Purchaser is acquiring the Securities for its own account, not as a nominee or agent, for the purpose of investment, and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act of 1933 (the "Securities Act").

               (b) The Purchaser has no present intention of selling, granting any participation in or otherwise distributing the Securities and Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participation to such person or to any third person, with respect to any of the Securities.

               (c) Purchaser understands that the Securities at the time of issuance will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act and that the Issuers' reliance on such exemption is predicated in part on Purchaser's representations set forth herein.

               (d) Purchaser represents that Purchaser is experienced in evaluating and investing in companies in the development stage, Purchaser is able to fend for itself, Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser's investment in the Securities, and Purchaser has the ability to bear the economic risks of such investment.

               (e) Purchaser understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities may need to be held indefinitely.

               (f) Purchaser is a commercial finance lender duly licensed as such pursuant to Sections 22000 et seq. of the California Financial Code.

               (g) The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission, as presently in effect.

2.   REPRESENTATIONS OF ISSUER.

     Issuer represents and warrants to Purchaser as of the date hereof and as of the Closing Date that:

     2.1 ORGANIZATION AND AUTHORITY. Issuer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware, and has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease


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

and to transact the business it transacts and proposes to transact. Issuer has all requisite corporate power and authority to execute and deliver this Agreement, the Securities and the Security Agreement and any other documents or agreements contemplated hereby and thereby to which Issuer is a party, to perform the obligations hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder.

     The execution, delivery and performance of this Agreement, the Securities, the Security Agreement and any other documents or agreements to which Issuer is a party contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by the Board of Directors of Issuer. Each of this Agreement, the Securities, the Security Agreement and any other document or agreement to which Issuer is a party contemplated hereby or thereby has been (or on the Closing Date will have been) duly authorized, executed and delivered by, and each is (or, when duly executed and delivered on the Closing Date, will be) the valid and binding obligation of, Issuer, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

     2.2 REGISTRATION STATEMENT. The Issuer's Registration Statement on Form SB-2 relating to the Issuer's Initial Public Offering, and any and all amendments thereto, as filed from time to time with the Securities and Exchange Commission (the "Registration Statement"), did not, as of the date of filing thereof contain any untrue statement of a material fact nor omit nor misstate any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

3.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER.

     The obligation of Purchaser to purchase and pay for the Securities to be purchased by it on the Closing Date shall be subject to the satisfaction on or before the Closing Date of the conditions hereinafter set forth, which conditions are solely for the Purchaser's benefit and may be waived only in writing by it.

     3.1 SECURITIES AND SECURITY AGREEMENT. The Securities and the Security Agreement shall have been duly executed and delivered by Issuer in the respective definitive forms of such documents attached hereto. Arrangements which Purchaser, in Purchaser's reasonable discretion, deems satisfactory shall have been made for such instruments to be duly filed, delivered or recorded in all places necessary to perfect and maintain the liens respectively purported to be created thereby and all governmental charges payable in connection therewith shall have been paid (or payment shall have been provided for) in full, and shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived without the prior written consent of Purchaser.

     3.2 PROCEEDINGS SATISFACTORY. All proceedings taken on or prior to the Closing Date in connection with the issuance of the Securities and the consummation of the transactions contemplated hereby and all documents and instruments relating thereto shall be reasonably satisfactory in form and substance to Purchaser and Purchaser's counsel; and Purchaser and Purchaser's counsel shall have


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received copies of such documents, instruments, and certificates of officers of the Issuers in form and substance reasonably satisfactory to Purchaser and Purchaser's counsel, all as Purchaser or they may reasonably request in connection therewith.

     3.3 REPRESENTATIONS TRUE. All representations and warranties of the Issuer contained in Section 2 shall be true and not misleading, in each case on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; the Issuer shall have performed all agreements on its part required to be performed under this Agreement on or prior to the Closing Date.

4.   PREPAYMENT AND SUBORDINATION OF THE NOTE.

     4.1 PREPAYMENT. The Note shall not be subject to prepayment of principal except as set forth in the Note and in this Section 4. Upon notice given as provided below, Issuer, at its option, may prepay the Note in whole or in part at any time at par (together with any accrued but unpaid interest as of the date of prepayment), without premium. In addition, if at any time there occurs a Refinancing (as defined in Section 8 below), then, within 15 business days of the consummation of such Refinancing, Issuer shall pay the Purchaser an amount equal to $220,000, together with all accrued but unpaid interest on such date, in full satisfaction of the amounts owed thereunder. Issuer will give written notice of prepayment of the Note pursuant to this
Section 4.1 to Purchaser not less than one (1) business days prior to the date fixed for such prepayment in such notice, which notice shall specify the amount so to be prepaid.

     4.2 SUBORDINATION. Except as set forth in Section 7.2, the indebtedness evidenced by the Note shall not be subordinated to any existing or future debt of the Issuer.

5.   FINANCIAL INFORMATION; COMPLIANCE CERTIFICATES; MAINTENANCE OF
RECORDS.

     Issuer has and will continue to engage BDO Seidman or another accounting firm from the group commonly known as the "Big Five" to audit and review its financial statements. Issuer will furnish to Purchaser, so long as Purchaser shall hold the Note:

               (a) within forty-five (45) days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year), an unaudited consolidated balance sheet of Issuer and the related consolidated statements of income, stockholders' equity and cash flows, such consolidated balance sheet to be as of the end of such fiscal quarter and such consolidated statements of income, stockholders' equity and cash flows to be for the fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, in each case with comparative statements for the corresponding period in the prior fiscal year;

               (b) within ninety (90) days after the end of each fiscal year, a consolidated balance sheet of Issuer and the related consolidated statements of income, stockholders'


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equity and cash flows, prepared in accordance with GAAP and audited by its independent public accountants, such consolidated balance sheet to be as of the end of such fiscal year and such consolidated statements of income, stockholders' equity and cash flows to be for the period from the beginning of the fiscal year to the end of such fiscal year, in each case with comparative statements for the prior fiscal year;

               (c) promptly following receipt by Issuer, each audit response letter, accountant's management letter and other written report submitted to Issuer by its independent public accountants in connection with an annual or interim audit or review of the books of Issuer;

               (d) concurrently with sending or making available the same, all press releases, reports and financial statements that Issuer sends or makes available to its shareholders generally or directors generally; and

               (e) immediately upon becoming aware of (i) any Default, Event of Default or other default in the performance of any covenant, agreement or condition contained in this Agreement, the Securities or the Security Agreement or (ii) any Default or, Event of Default under any other Issuer Indebtedness or Issuer Indebtedness, a certificate of the President, a Vice President or the Principal Financial Officer of Issuer, specifying such Default, Event of Default or other default and the nature and status thereof.

6.   INSPECTION.

     So long as Purchaser shall hold the Note, Purchaser and Purchaser's authorized representatives shall have the right to visit and inspect any of the properties of Issuer to examine the books of account and records of Issuer to be provided with copies and extracts therefrom (at Issuer's expense), to discuss the affairs, finances and accounts of Issuer with, and to be advised as to the same by, its President and independent public accountants (and Issuer authorizes such independent public accountants to discuss the Issuer's financial matters with Purchaser and Purchaser's representatives, regardless of whether any representative of Issuer is present), all upon reasonable prior notice and at such reasonable times and intervals as Purchaser may desire. Issuer will likewise afford Purchaser the opportunity to obtain any information, to the extent Issuer possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of any of the representations and warranties made by the Issuer hereunder.

     Neither Purchaser nor its representatives shall (a) use any such information in any manner detrimental to Issuer, as the case may be, or (b) disclose, divulge, provide or make accessible any such information to any person or entity (other than limited disclosures to their representatives to the extent necessary to evaluate matters related solely to Issuer).

7.   COVENANTS.

     The Issuer jointly and severally covenant and agree that on and after the date hereof, so


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long as any Note shall be outstanding:

     7.1 PAYMENT OF NOTE. Issuer shall pay the principal of and interest on the Note on the dates and in the manner provided in the Note and this Agreement. The obligation of Issuer described in the preceding sentence is absolute and unconditional, irrespective of any tax or accounting treatment of such obligation.

     7.2 LIMITATION ON INDEBTEDNESS. The Issuer shall not, directly or indirectly, create, incur, assume, guarantee, suffer to exist or otherwise in any manner become liable or commit to become liable with respect to any indebtedness, including, but not limited to PARI PASSU indebtedness or indebtedness senior to the Note, except for (a) the Note, (b) indebtedness existing on the Closing Date which is described or referred to in the Registration Statement and any extension of maturity, refinancing or modification of the terms thereof; PROVIDED, HOWEVER, that, unless the Issuer shall have obtained the Purchaser's prior consent, which consent shall not be unreasonably withheld (i) such extension, refinancing or modification shall be pursuant to terms that are not materially less favorable to the Issuer than the terms of the indebtedness being extended, refinanced or modified and
(ii) after giving effect to the extension, refinancing or modification, the principal amount of such indebtedness shall not be materially greater than the amount of indebtedness outstanding immediately prior to such extension, refinancing or modification, and the obligors on such indebtedness have not changed; (c) additional secured indebtedness of the Issuer to any single bank, credit, financing or other lending institution, that is senior to the Note; (d) secured indebtedness of the Issuer to any bank, credit, financing or other lending institution, that is senior to the Note, other than the indebtedness described in (c) above, provided that the aggregate amount of such indebtedness does not exceed $500,000; (e) existing indebtedness with respect to capital lease obligations; (f) indebtedness to trade creditors incurred in the ordinary course of business; and (f) indebtedness that is subordinated to the Note.

     7.3 OBSERVANCE OF STATUTES, REGULATIONS AND ORDERS. The Issuer shall remain at all times in material compliance with all United States' statutes or other rules or regulations of any governmental body, including any environmental law, the violation of which would materially affect adversely the business, business prospects, properties, conditions (financial or otherwise) or operations of the Issuers or the ability of the Issuers to perform their respective obligations under this Agreement or the Securities and the Security Agreement

     7.4 CORPORATE EXISTENCE. The Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its rights (charter and statutory), licenses and franchises; PROVIDED, HOWEVER, that the Issuer shall not be required to preserve any such right, license or franchise if its Board of Directors shall determine in good faith in accordance with its charter that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and that the loss thereof is not adverse in any material respect to the Issuer or the value of the Securities.


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     7.5  TAXES.  The Issuer shall pay, prior to delinquency, all material taxes, assessments and governmental levies that may be imposed upon them except as contested in good faith and by appropriate proceedings and except as may be reasonably required by reason of business necessity.

     7.6 LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. The Issuer shall not make any payment to any officer or director of Issuer in respect of any indebtedness for borrowed funds owed to any such officer or director.

     7.7 SUBORDINATION AGREEMENT. Purchaser agrees, upon request from the Issuer from time to time, to execute and deliver to the Issuer all instruments and documents reasonably necessary to subordinate its security interest and rights hereunder and under the Security Agreement to any holder of senior indebtedness permitted by Section 7.2, as the same may reasonably be requested by any such holder of senior indebtedness; PROVIDED, HOWEVER, that in no event shall any payment blockage period provided for by any such instrument or document in the event of a default on the senior indebtedness exceed 180 days.

8.   DEFINITIONS.

     8.1 DEFINITIONS. Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

     "AFFILIATE" means a Person (1) that directly or indirectly controls, or is controlled by, or is under common control with, the Issuers, (2) that beneficially owns ten percent (10%) or more of the voting securities of the Issuers, or (3) ten percent (10%) or more of the voting securities (or in the case of a Person that is not a corporation, ten percent ( 10%) or more of the equity interest) of which is owned by the Issuers. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "PERSON" shall include an individual, a corporation, an association, a partnership, a trust or estate, a government, foreign or domestic, and any agency or political subdivision thereof, or any other entity.

     "REFINANCING" shall mean any transaction, or series of transactions pursuant to which the Issuer issues equity securities or otherwise raise capital with gross proceeds to the Issuer of $3,500,000 or more; PROVIDED, HOWEVER, that in no event shall a "Refinancing" include any transaction permitted under Section 7.2(c) or (d) above.

     8.2 ACCOUNTING TERMS. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP, all computations made pursuant to this Agreement shall be made in accordance with GAAP, and all balance sheets and other financial statements shall be prepared in accordance with GAAP, except in


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the case of unaudited financial statements which are subject to year-end audit adjustments and the absence of footnotes.

9.   EVENTS OF DEFAULT; REMEDIES.

     9.1 EVENTS OF DEFAULT DEFINED; ACCELERATION OF MATURITY. If any of the following events ("Events of Default") shall occur and be continuing for the applicable periods set forth below (for any reason whatsoever and whether it shall be voluntary or involuntary or by operation of law or otherwise):

               (a) default shall be made by Issuer in the payment of all or any portion of the principal of, or premium (if any) on, the Note within three (3) business days following written notice from Purchaser that the same is due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or

               (b) default shall be made by Issuer in the payment of any interest on the Note within three (3) business days following written notice from Purchaser that the same is due and payable; or

               (c) default shall be made by the Issuer in the performance or observance of any covenant contained in Sections 4, 7 and 9 hereof, provided that, with respect to the covenants of the Issuer set forth in Section 7 hereof (other than a default of the covenants set forth in Sections 7.1 and 7.4, or a willful default of the covenant set forth in Section 7.6, all of which shall have no applicable cure period), such default shall remain uncured for a period of sixty (60) days from the date Purchaser provides written notice to the Issuer of such default;

               (d) default shall be made by the Issuer in the performance or observance of any other covenant, agreement or condition contained in the Security Agreement, which default, if curable, shall remain uncured for a period of sixty (60) days from the date Purchaser provides written notice to the Issuer of such default; or

               (e) the Issuer shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (4) file a petition seeking to take advantage of any other law providing for the relief of debtors, (5) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code, (6) take any action under the laws of its jurisdiction of incorporation analogous to any of the foregoing, or (7) take any corporate action for the purpose of effecting any of the foregoing; or

               (f) a proceeding or case shall be commenced, without the application or consent of the Issuer, in any court of competent jurisdiction, seeking (1) the liquidation,


                                      9
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reorganization, dissolution, winding up, or composition or readjustment of the debts of the Issuer, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the Issuer or of all or any substantial part of its respective assets, or (3) similar relief in respect of the Issuer under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days; or an order for relief shall be entered in an involuntary case under such Bankruptcy Code, against the Issuer; or action under the laws of the jurisdiction of incorporation of the Issuer analogous to any of the foregoing shall be taken with respect to the Issuer and shall continue unstayed and in effect for any period of sixty (60) days; or

               (g) a final judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Issuer and the Issuer shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within thirty (30) days from the date of entry thereof and within said period of thirty (30) days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment together with all other such judgments shall exceed in the aggregate $2,000,000; or

               (h) any representation or warranty made by the Issuer in this Agreement or any Security Document or in any certificate or other instrument delivered pursuant hereto or thereto or in connection with any provision hereof of thereof shall be false or incorrect in any material respect as of the date made;

then, upon the occurrence of any Event of Default, (i) the interest rate shall increase from 12% to 13-1/2% and (ii) the unpaid principal amount of the Note, together with the interest accrued thereon and all other amounts payable by the Issuers hereunder, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Issuer.

     The provisions of this Section are subject, however, to the condition that if, at any time after the Note shall have so become due and payable, Issuer shall pay all arrears of interest on the Note and all payments on account of the principal of the Note which shall have become due otherwise than by acceleration, with interest on such principal and, to the extent permitted by law, on overdue payments of interest, at the rate specified in the Note and all Events of Default (other than nonpayment of principal of and accrued interest on Note, and amounts equal to premium as aforesaid, due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11, then, and in every such case, the holder of such Note, by written notice to Issuer, may rescind and annul any such acceleration and its consequences; but no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

     9.2 SUITS FOR ENFORCEMENT. If any Event of Default described in Subsection (a) or (b) of Section 9.1 above with respect to the Note, shall have occurred and be continuing, then the Purchaser may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in


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aid of the exercise of any power granted in this Agreement, or such holder may proceed to enforce the payment of all sums due upon the Note or to enforce any other legal or equitable right of such holder.

     The Issuer covenants that, if it shall default in the making of any payment due under the Note or in the performance or observance of any agreement contained in this Agreement, it will pay to Purchaser such further amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing Purchaser's rights, including reasonable counsel fees and costs and expenses incurred in connection with any restructuring, refinancing, workout, bankruptcy or other similar transaction or proceeding. The obligations set forth in this paragraph shall survive the payment in full of the Note.

     9.3 REMEDIES CUMULATIVE; REMEDIES NOT WAIVED. No remedy herein conferred upon Purchaser is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing between the Issuer and Purchaser and no delay or failure in exercising any rights hereunder shall operate as a waiver of any rights of Purchaser.

     9.4 SECURITY AGREEMENT. The Issuer and the Purchaser hereby agree to the terms of the Security Agreement and Purchaser and any assignee of the Note shall be bound thereby and by any amendments to such documents approved in accordance with this Agreement.

10.  REGISTRATION, TRANSFER AND EXCHANGE OF NOTE; LOST, ETC., NOTES.

     Issuer will keep at its principal executive office a register in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), it will provide for the registration and transfer of the Note.

     The Note may not be sold, transferred, pledged or hypothecated unless the proposed transaction does not require registration or qualification under federal or state securities laws or unless the proposed transaction is registered or qualified as required. Any transferee of the Note shall be deemed to have made the representations set forth in Section 1.3 of this Agreement.

     Upon receipt by Issuer of evidence satisfactory to it of the loss, theft, destruction or mutilation of the Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, upon surrender and cancellation of such Note or receipt of such indemnity, Issuer will make and deliver in lieu of such Note a new Note in the same denomination and dated as of the date to which interest has been paid thereon.

     Notwithstanding the foregoing provisions of this Section, if any certificate evidencing the Note is lost, stolen or destroyed, then the affidavit of a holder's Secretary or Assistant Secretary (or other responsible official), setting forth the circumstances with respect to such loss, theft or destruction, shall be accepted as satisfactory evidence thereof.

11.  AMENDMENT AND WAIVER.

     11.1 AMENDMENT AND WAIVER. Any term, covenant, agreement or condition of this Agreement, the Note or the Security Agreement may, with the written consent of the Issuer as authorized by their respective Board of Directors, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument signed by the Purchaser.

     11.2 EFFECT OF AMENDMENT OR WAIVER. Any amendment or waiver pursuant to Section 11.1 shall be binding upon the holder of the Note, upon each future holder of the Note and upon the Issuer, in each case whether or not a notation thereof shall have been placed on the Note.

12.  TAXES.

     The Issuer will pay all taxes (including interest and penalties), other than taxes imposed on the income of the holders of the Securities, which may be payable in respect of the execution and delivery of this Agreement or of the execution and delivery of any of the Securities or of any amendment of, or waiver or consent under or with respect to, this Agreement or any of the Securities and will save Purchaser and all subsequent holders of the Securities harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax. The obligations of the Issuers under this Section shall survive the payment of the Note and the exercise of the Warrant.

13.   MISCELLANEOUS.

     13.1 FEES AND EXPENSES. The Issuer agrees to pay Cruttenden Roth Bridge Fund, LLC upon the Closing Date (and each closing date relating to a subsequent purchase of notes, as provided in Section 1.3) a funding fee equal to "out-of-pocket" expenses up to a maximum of $10,000 in the aggregate.

     The Issuer agrees that Purchaser may withhold from the purchase price payable in accordance with Section 1.2 (or Section 1.3) the funding fee and all other fees and expenses otherwise payable by the Issuer on the Closing Date in accordance with this Section 13.1.

     13.2 RELIANCE ON AND SURVIVAL OF REPRESENTATIONS. All agreements, representations and warranties of the Issuer herein and in the Security Agreement and in any certificates or other instruments delivered pursuant to this Agreement or the Security Agreement shall (A) be deemed to be material and to have been relied upon by Purchaser, notwithstanding any investigation heretofore or hereafter made by Purchaser or on Purchaser's behalf, and (B) survive the execution and delivery of this Agreement and of the Securities, and shall continue in effect so long as any Security is outstanding; provided, however, that all statements as to factual matters contained herein shall be deemed to be representations and warranties by the Issuer hereunder solely as of the date of such representation or warranty.

     13.3 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the Issuer, Purchaser and Purchaser's respective successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each person who shall from time to time be a holder of any portion of the Note. The Issuer may not assign their rights under this Agreement or Security Agreement.

     13.4 INDEMNIFICATION. The Issuer agrees to defend (with counsel reasonably satisfactory to Purchaser), protect, indemnify and hold harmless Purchaser, each affiliate or subsidiary of Purchaser, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement, the Securities and the Security Agreement or any other agreement, act, event or transaction related or attendant thereto; PROVIDED, HOWEVER, that the Issuer shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Issuer shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon from the date incurred by each Indemnified Party until paid by Issuer, be added to the Obligations of Issuers and be secured by the Collateral. The provisions of this Section 13.4 shall survive the satisfaction and payment of the other obligations herein and the termination of this Agreement.

     13.5 NOTICES. All notices and other communications provided for in this Agreement shall be in writing and delivered, telecopied or mailed, first class postage prepaid, addressed:

                    (i)    if to Issuer:
                           TAG-IT PACIFIC, LLC.
                           3820 South Hill Street
                           Los Angeles, California  90037
                           Attention:  Colin Dyne

                           Telephone: (213) 234-9606
                           Telecopy:  (213) 231-3515

                    (ii) if to Purchaser, at the address set forth on Purchaser's signature page and as may be designated by notice to the Issuers; and

                    (iii) if to any subsequent holder of the Securities, to the address as may be hereafter specified by notice to the Issuers.

     Any such notice or communication shall be deemed to have been duly given when delivered, telecopied or mailed as aforesaid.

     13.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     13.7 GOVERNING LAW. This Agreement and the Note and (unless otherwise provided) all amendments, supplements, waivers and consents relating hereto or thereto shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of law.

     13.8 ARBITRATION. The parties hereto agree that in the event of any dispute arising in connection with the construction or enforcement of this Agreement or in connection with the issuance of the Securities, such dispute shall be submitted to arbitration, such arbitration proceedings to be held in Los Angeles County, California, in accordance with the rules then obtaining of the National Association of Securities Dealers, Inc., and this agreement to arbitrate shall be specifically enforceable. Any award rendered in any such arbitration proceeding shall be final and binding on each of the parties, and judgment may be entered thereon in the Superior Court of the State of California for the County of Los Angeles or any other court of competent jurisdiction; provided, however, that the arbitrators shall be required to follow the law and any errors of law shall be appealable to the Los Angeles Superior Court or to a reference proceeding under the rules thereof. The costs and fees of any such arbitration proceeding shall be borne by the respective parties thereto, but the arbitrators may in their discretion award costs and reasonable attorneys' fees to the prevailing party. Notwithstanding any of the foregoing, this Section 13.8 shall not apply to the enforcement by any holder of any of the Securities of its rights thereunder at law or in equity in the event of an actual or alleged default by Company of its obligations under the Note or under the Warrant, as the case may be.

     13.9 WAIVER OF JURY TRIAL. PURCHASER, EACH SUBSEQUENT HOLDER OF A SECURITY, BY ITS ACCEPTANCE THEREOF, AND THE ISSUER, EACH HEREBY AGREE TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES, OR ANY OTHER AGREEMENTS RELATING TO THE SECURITIES OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court, which are not submitted to arbitration pursuant to Section 13.8 hereof, and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Purchaser and the Issuer acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. Purchaser and the Issuer further represent and warrant that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE SECURITIES, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE SECURITIES. In the event of litigation, this Agreement may be filed as a written consent to a trial by the Court.

     13.10 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys, fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

     13.11 NO COMMISSIONS. Except for the fee payable to Cruttenden Roth, Inc. and referred to in Section 13.1 above, the Issuer hereby represents and warrant to Purchaser that no Person is entitled to any brokerage commission, finders' fee or other compensation arising out of or connected with the transactions contemplated by this Agreement.

     13.12 INVALIDITY. The invalidity of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement or of this Agreement as a whole.

     IN WITNESS WHEREOF, this Securities Purchase Agreement is executed as of the date first above written.

ISSUER:             TAG-IT PACIFIC, LLC.
                    A Delaware limited liability company


                    By:
                         --------------------------------
                         Its:
                              ---------------------------

PURCHASER:          THE CRUTTENDEN ROTH BRIDGE FUND, LLC
                    a California limited liability company


                    By:
                         ---------------------------------
                         Name:     Shelly Singhal
                         Title:    Manager

                    Address for Notices and Payments:

                    The Cruttenden Roth Bridge Fund, LLC
                    c/o Cruttenden Roth Incorporated
                    18301 Von Karman
                    Irvine, California 92715-1009
                    Attention: Mr. Shelly Singhal
                    Telephone: (714) 757-5700
                    Telecopy: (714) 852-9603

With a copy to:     Stradling, Yocca, Carlson & Rauth
                    660 Newport Center Drive, Suite 1600
                    Newport Beach, California  92660
                    Attention:  Nick E. Yocca, Esq.
                    Telephone: (715) 725-4000
                    Telecopy: (714) 725-4100


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

                                   EXHIBITS

Exhibit A Form of Note
Exhibit B Security Agreement